AMENDMENT NO. 4

TO

PARTICIPATION AGREEMENT

Amendment No. 4, dated as of August 27, 2013 to the Participation Agreement, (the “Agreement”), dated October 16, 2009, as amended by Amendment No. 1 effective May 1, 2010, Amendment No. 2 effective October 1,2010 and Amendment No. 3 effective May 1,2012, by and among AXA Equitable Life Insurance Company, MONY Life Insurance Company (“MONY”), MONY Life Insurance Company of America, BlackRock Variable Series Funds, Inc., BlackRock Advisors, LLC and BlackRock Investments, LLC (collectively, the “Parties”).

WHEREAS, upon the closing (the “Closing”) of the transactions contemplated by that certain Master Agreement, dated as of April 10, 2013, by and among AXA Equitable Financial Services, LLC, a Delaware limited liability company (“Seller”), AXA Financial, Inc., a Delaware corporation, and Protective Life Insurance Company, an insurance company organized under the laws of the State of Tennessee (“Purchaser”), Seller will sell to Purchaser, and Purchaser will purchase, all of the issued and outstanding shares of common stock of MONY (the “Transaction”); and

WHEREAS, by virtue of the Transaction, AXA Equitable and MONY will no longer be affiliated entities and as such the Parties wish to remove MONY as a Party to the Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Removed Party. Effective as of the Closing, MONY is hereby deleted as a party to the Agreement, the defined term “Company” shall no longer be deemed to include MONY and all references to MONY throughout the Agreement are hereby deleted. Notwithstanding anything in the Agreement to the contrary, all rights, liabilities and obligations of MONY thereunder are hereby terminated effective as of the Closing.

2. Schedule A. Effective as of the Closing, Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

3. Effective Date. The Parties agree that this Agreement is contingent upon, and shall not be effective until, the Closing, and shall take effect automatically upon the Closing. If the Closing shall not have occurred by April 1, 2014, this Agreement shall terminate and shall be of no further force or effect.

4. Governing Law. THIS AMENDMENT, INCLUDING THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION AND ENFORCEMENT THEREOF, AND ALL TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above set forth.

BLACKROCK VARIABLE SERIES FUNDS, INC		BLACKROCK ADVISORS, LLC
By:		By:
Name:	Brendan Kyne	Name:	Frank Porcelli
Title:	Vice President	Title:	Managing Director

BLACKROCK INVESTMENTS, LLC
By:
Name:	Lisa A. Hill
Title:	Managing Director

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts		MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts
By:		By:
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	Managing Director	Title:	Senior Vice President

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts
By:
Name:	Steven M. Joenk
Title:	Senior Vice President

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account
AXA Equitable Separate Account A	All Contracts
AXA Equitable Separate Account FP	All Contracts
AXA Equitable Separate Account I	All Contracts
AXA Equitable Separate Account 45	All Contracts
AXA Equitable Separate Account 49	All Contracts
AXA Equitable Separate Account 65	All Contracts
AXA Equitable Separate Account 66	All Contracts
AXA Equitable Separate Account 70	All Contracts
AXA Equitable Separate Account 206	All Contracts
AXA Equitable Separate Account 301	All Contracts
MONY Life Insurance Company of America Separate Account L	All Contracts
MONY Life Insurance Company of America Separate Account A	All Contracts
MONY Life Insurance Company of America Separate Account P	All Contracts
MONY Life Insurance Company of America Separate Account K	All Contracts

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